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                                                                    EXHIBIT 99.2

                    InfoCure Announces Planned Formation of
    VitalWorks.com, an Application Service Provider Subsidiary, and Initial
                      Public Offering of Its Common Stock

     ATLANTA, Dec. 22 /PRNewswire/ -- InfoCure Corporation (Nasdaq: INCX -news) announced today that the Company plans to form a new application service provider subsidiary, VitalWorks.com, and to conduct an initial public offering of its common stock. InfoCure expects that the new subsidiary will prepare a registration statement to be filed with the Securities and Exchange Commission and to offer up to 20% of its outstanding shares to the public. The exact timing and terms of the offering are dependent on market conditions, and there can be no assurance that an offering will be commenced, or if commenced, that the offering will be successfully completed. The offering is expected to take place during the first or second quarter of 2000.

     The shares will be offered only by means of a prospectus. A registration statement relating to these securities has not been filed with the Securities and Exchange Commission. These shares may not be sold, and offers to buy may not be accepted, before the registration statement is declared effective by the Securities and Exchange Commission. This release does not constitute an offer to sell, nor a solicitation of an offer to buy, any shares of VitalWorks.com.

     The statements in this press release regarding the filing of a registration statement, the timing of such filing and any other future aspect relating to the proposed offering are forward-looking statements. Such statement involve risks and uncertainties, including, but not limited to, market conditions, general economic conditions and various factors that could affect the business of InfoCure or its subsidiaries. Should one or more of these risks of uncertainties materialize, actual outcomes may vary materially from those indicated.


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